UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In order to comply with Section 304 of the New York Stock Exchange Listed Company Manual requiring that classes of directors be of approximate equal size, James J. Burke, Jr. resigned from the AnnTaylor Stores Corporation (the “Company”) Board of Directors as a Class II Director on June 12, 2008 and was simultaneously re-elected as a Class III Director. Mr. Burke was also re-appointed as a member of the Audit Committee and Nominating and Corporate Governance Committee.

(d) The information set forth in subsection (b) above is incorporated by reference into this subsection (d).

(e) The Company has entered into Confidentiality, Non-solicitation of Associates and Non-competition Agreements (the “Agreements”) with each of Adrienne Lazarus, Brian Lynch and Michael Nicholson (each, an “Executive”). Under the Agreements, the Executives are subject to non-solicitation, non-competition and confidentiality obligations. If the Company terminates the Executive’s employment without cause or if the Executive resigns, the Executive is entitled to receive separation payments equal to 1.5 times his or her annual base salary in effect at the time of termination, payable over a 12 month period, and continue to receive benefits under the Company’s medical, dental and vision benefit plans during that period. If the Executive resigns, the Company may waive or shorten the Non-Competition Period (as defined in the Agreements) and any separation payments and benefits will be prorated and continue only during the shortened Non-Competition Period. If the Executive is terminated without cause, the Executive will also receive either his or her targeted or actual cash bonus, as described in the Agreements, and any payment of monies earned under certain of the Company’s bonus plans, in accordance with the payment schedule for such amounts for active associates. The separation payments and continued benefits are contingent upon the execution of a separation agreement that includes, among other provisions, a general waiver and release of claims against the Company and a non-disparagement provision.

The above description of the Agreements is not intended to be complete and is qualified in its entirety by the specific language in the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: June 13, 2008		Executive Vice President, General Counsel and Secretary